Exhibit 99.1

First Eagle Alternative Capital BDC, Inc. Reports Second Quarter 2021

Financial Results and Declares a Dividend of $0.10 Per Share

BOSTON – August 5, 2021 – First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or the “Company”), a direct lender to middle market companies, today announced financial results for its second fiscal quarter ended June 30, 2021. Additionally, the Company announced that its Board of Directors (the “Board”) has declared a third fiscal quarter 2021 dividend of $0.10 per share payable on September 30, 2021, to stockholders of record as of September 15, 2021.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of June 30, 2021
Total assets	$415.8
Investment portfolio, at fair value	$394.6
Net assets	$196.2
Net asset value per share	$6.52
Weighted average yield on investments	6.9%

	Quarter Ended June 30, 2021	Quarter ended June 30, 2020
Portfolio activity
Total portfolio investments made, at par	$50.7	$5.5
Total portfolio investments made, at cost	$49.8	$5.4
Number of new portfolio investments	12	—
Number of portfolio investments at end of period	64	44
Operating results
Total investment income	$7.8	$7.0
Net investment income	$2.6	$1.7
Net increase in net assets from operations	$7.5	$14.1
Net investment income per share	$0.09	$0.05
Dividends declared per share	$0.10	$0.10

PORTFOLIO AND INVESTMENT ACTIVITY

In the second fiscal quarter, the Company closed on twelve new investments totaling $46.3 million at par and an additional $4.3 million at par in follow-on investments, including delayed draw and revolver fundings.

New investments during the second fiscal quarter at par were:

•	$5.6 million first lien senior secured term loan in Xcel Brands, Inc.;

•	$5.5 million first lien senior secured term loan in ConvenientMD;

•	$5.4 million first lien senior secured term loan in Quorum Health Resources;

•	$4.7 million first lien senior secured term loan in iLending LLC;

•	$3.8 million first lien senior secured term loan in Camin Cargo Control, Inc.;

•	$3.5 million first lien senior secured term loan in The Mulch & Soil Company, LLC;

•	$3.5 million first lien senior secured term loan in Owl Landfill Services, LLC;

•	$3.3 million first lien senior secured term loan in NWN Parent Holdings LLC;

•	$3.2 million first lien senior secured term loan in Integrated Pain Management Medical Group, Inc.;

•	$2.9 million first lien senior secured term loan in Cedar Services Group, LLC;

•	$2.9 million first lien senior secured term loan in Socius Insurance Services, Inc.; and

•	$2.0 million first lien senior secured term loan in A&A Global Imports, LLC.

Notable realizations for the quarter included:

•

Repayment of a first lien senior secured term loan and revolving loan in Communication Technology Intermediate at par, which resulted in total proceeds received of $8.6 million, including a prepayment premium of $0.2 million; and

•	Repayment of a first lien senior secured term loan in Whitney, Bradley & Brown, Inc., which resulted in proceeds of $7.5 million, including a prepayment premium.

As of June 30, 2021, these transactions, coupled with changes in net unrealized appreciation in the portfolio during the quarter, bring the total fair value of First Eagle Alternative BDC’s investment portfolio to $394.6 million across 64 portfolio investments. The Company’s investment portfolio by investment type at fair value is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$286.3	72.5%
Investment in Logan JV	73.3	18.6%
Second lien debt	17.3	4.4%
Subordinated debt	5.9	1.5%
Equity investments	8.6	2.2%
Investments in funds	3.2	0.8%

Total investments	$394.6	100.0%

As of June 30, 2021, the weighted average yield of the debt and income-producing securities, including the Logan JV, LLC (the “Logan JV”), in the investment portfolio at their current cost basis was 6.9 percent. As of June 30, 2021, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $15.9 million and fair value of $8.3 million, or 3.6 percent and 2.1 percent of the portfolio’s amortized cost and fair value, respectively. As of June 30, 2021, 93 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, which may be subject to interest rate floors.

This compares to the portfolio as of December 31, 2020, which had a fair value of $337.7 million across 51 portfolio investments. First Eagle Alternative Capital BDC’s investment portfolio by investment type at fair value as of December 31, 2020 is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$233.7	69.2%
Investment in Logan JV	68.1	20.2%
Second lien debt	22.1	6.5%
Subordinated debt	5.8	1.7%
Equity investments	5.1	1.5%
Investments in funds	2.9	0.9%

Total investments	$337.7	100.0%

As of December 31, 2020, the weighted average yield of the debt and income-producing securities, including Logan JV, in the investment portfolio at their cost basis was 7.1 percent. As of December 31, 2020, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $15.5 million and fair value of $7.4 million, or 3.9 percent and 2.2 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2020, 97 percent of the Company’s income-producing debt investments bore interest based at floating rates, which may be subject to interest rate floors, such as LIBOR, which may be subject to interest rate floors.

ISSUANCE OF 2026 NOTES AND REDEMPTION OF 2022 NOTES

On May 18, 2021, the Company completed a public offering of $60.0 million principal amount of 5.00% notes maturing on May 25, 2026. On June 2, 2021, the underwriters exercised their option to purchase an additional $9.0 million of the 2026 notes to cover overallotments. The proceeds from the issuance of the 2026 notes were used to redeem the $60.0 million outstanding principal of our 6.75% 2022 notes, as well as to partially repay our revolving credit facility with ING Capital LLC. The redemption of the 2022 notes was completed on June 21, 2021. Upon completion of the redemption, the Company recognized a loss on the extinguishment of debt of $0.5 million during the three months ended June 30, 2021.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended June 30, 2021 and 2020 is presented below ($ in millions):

	Three months ended June 30,
	2021	2020
Interest income on debt securities
Cash interest	$5.2	$3.9
PIK interest	0.1	0.4
Prepayment premiums	0.2	—
Net accretion of discounts and other fees	0.4	0.2

Total interest on debt securities	5.9	4.5
Dividend income	1.6	2.3
Fees related to non-controlled, affiliated investments	—	0.1
Other income	0.3	0.1

Total investment income	$7.8	$7.0

The increase in investment income between the three month periods was primarily due to an increase in interest income due to the expansion of the Company’s investment portfolio, as well as higher prepayment premiums received and higher other income related to one-time fees. The increase in investment income was partially offset by a reduction in dividend income due to the Company’s sale of C&K Markets in December 2020.

Expenses

A breakdown of expenses for the three months ended June 30, 2021 and 2020 is presented below ($ in millions):

	For the three months ended June 30,
	2021	2020
Expenses
Interest and fees on borrowings	$2.9	$3.1
Base management fees	1.0	0.9
Incentive fees	—	—
Other expenses	1.0	1.0
Administrator expenses	0.2	0.3

Total expenses	5.1	5.3
Management fee waiver	—	—

Total expenses, net of fee waivers	5.1	5.3
Income tax provision, excise and other taxes	—	—

Total expenses after taxes	$5.1	$5.3

The decrease in expenses between the three month periods was due primarily to lower interest and fees on our credit facility due to a reduction in borrowings outstanding.

Net investment income

Net investment income totaled $2.6 million and $1.7 million for the three months ended June 30, 2021 and 2020, respectively, or $0.09 and $0.05 per share, respectively, based upon 30,109,384 and 34,310,634 weighted average common shares outstanding, respectively.

The increase in net investment income between the three month periods is primarily attributable to an increase in interest income earned on the debt securities in the portfolio and reduced borrowing costs on our credit facility. The increase was partially offset by reduced dividend income due to the Company’s sale of C&K Markets in December 2020.

Net realized gains and losses, net of income tax provision

For the three months ended June 30, 2021, the Company recognized a net realized loss on portfolio investments of $0.5 million, in connection with a reduction in the expected proceeds from certain escrows.

In addition, the Company recognized $0.5 million in a realized loss on the extinguishment of debt related to the redemption of its 2022 notes in June 2021.

For the three months ended June 30, 2020, the Company recognized a net realized loss on portfolio investments of $26.6 million, primarily related to the $17.3 million loss from the realization of the Company’s investment in Holland Intermediate Acquisition Corp and the $5.3 million loss from the restructuring of the Company’s investment in Allied Wireline Services, LLC, both of which were offset by corresponding reversals of unrealized depreciation.

Net change in unrealized appreciation on investments

For the three months ended June 30, 2021 and 2020, the Company’s investment portfolio had a net change in unrealized appreciation of $6.2 million and $39.5 million, respectively.

The net change in unrealized appreciation on investments during the three months ended June 30, 2021 was primarily due to the increases in the fair values of the Logan JV, Matilda Jane and Wheels Up, along with other portfolio assets, as a result of market conditions and portfolio company performance.

The net change in unrealized appreciation on investments during the three months ended June 30, 2020 was primarily due to an increase in the fair value of the Logan JV.

Change in net assets resulting from operations

The net increase in net assets resulting from operations totaled $7.5 million and $14.1 million, or $0.25 and $0.41 per share, based upon 30,109,384 and 34,310,634 weighted average common shares outstanding, for the three months ended June 30, 2021 and 2020, respectively.

The decrease in net assets resulting from operations for the respective periods is due primarily to a decrease in the change in unrealized appreciation recognized during the respective three month periods.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2021, the Company had cash of $11.3 million.

As of June 30, 2021, the Company had $215.6 million in outstanding borrowings, which was comprised of $95.0 million outstanding on the credit facility and $120.6 million of notes payable outstanding. As of June 30, 2021, borrowings outstanding had a weighted average interest rate of 4.61 percent. For the six months ended June 30, 2021, the Company borrowed $132.0 million and repaid $94.7 million under the credit facility.

For the six months ended June 30, 2021, the Company’s operating activities used cash of $(34.7) million, primarily in connection with the purchase and sale of portfolio investments. Financing activities provided $37.3 million from net borrowings on the credit facility and used $6.0 million for distributions to stockholders and $1.9 million for the payment of financing costs. Additionally, the Company borrowed $69.0 million as part of our issuance of our 2026 notes, and used the proceeds from the 2026 notes issuance to redeem our outstanding 2022 notes for $60.0 million, with the remainder of the proceeds partially repaying the credit facility.

For the six months ended June 30, 2020, the Company’s operating activities provided cash of $8.8 million, primarily in connection with investment activity. Financing activities provided $0.5 million from borrowings on the credit facility and used $9.8 million for distributions to stockholders and $2.2 million to repurchase common stock and $0.3 million for the payment of financing costs. Additionally, the Company’s financing activities provided $30.0 million from the issuance of common stock at net asset value.

RECENT DEVELOPMENTS

From July 1, 2021 through August 5, 2021, First Eagle Alternative Credit BDC made new investments totaling $12.7 million and follow-on investments, including revolver and delayed draw fundings, totaling $2.7 million with a combined weighted average yield of 7.7%. Additionally, on July 17, 2021, First Eagle Alternative Capital BDC received proceeds of $7.5 million from the repayment of our first lien senior secured term loan, revolving loan, and delayed draw term loan in PDFTron Systems, Inc.

On August 3, 2021, the Board declared a dividend of $0.10 per share payable on September 30, 2021 to stockholders of record at the close of business on September 15, 2021.

CONFERENCE CALL

First Eagle Alternative Capital BDC will host a conference call to discuss these results and its business outlook on August 6, 2021, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 1294499. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.FEACBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through August 16, 2021, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 1294499. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

First Eagle Alternative Capital BDC’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentations and other financial information are available on its website at www.FEACBDC.com.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	June 30, 2021 (unaudited)	December 31, 2020
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $290,874 and $250,928, respectively)	$293,270	$243,855
Controlled investments (cost of $149,484 and $148,373, respectively)	101,344	93,826
Non-controlled, affiliated investments (cost of $1 and $1, respectively)	1	1
Cash	11,347	7,615
Escrows and other receivables	1,862	3,508
Interest, dividends, and fees receivable	3,351	2,659
Deferred tax assets	2,111	2,222
Deferred financing costs	1,651	1,757
Distributions receivable	31	97
Prepaid expenses and other assets	706	628
Deferred offering costs	67	180
Due from affiliate	83	85

Total assets	$415,824	$356,433

Liabilities:
Loans payable	$95,000	$57,661
Notes payable ($120,607 and $111,607 face amounts, respectively, reported net of deferred financing costs of $3,097 and $1,932, respectively)	117,510	109,675
Payable for investments purchased	36	—
Accrued expenses and other liabilities	3,048	1,924
Deferred tax liability	2,212	1,673
Base management fees payable	963	—
Accrued incentive fees	—	156
Accrued interest and fees	600	149
Accrued administrator expenses	265	—

Total liabilities	219,634	171,238
Commitments and contingencies
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 30,109 and 30,109 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	30	30
Paid-in capital in excess of par	418,379	418,379
Accumulated deficit	(222,219)	(233,214)

Total net assets	$196,190	$185,195

Total liabilities and net assets	$415,824	$356,433

Net asset value per share	$6.52	$6.15

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$5,502	$4,146	$10,615	$9,084
PIK interest income	125	419	248	468
Other income	266	70	421	122
From non-controlled, affiliated investments:
Other income	41	59	82	141
From controlled investments:
Cash interest income	200	27	388	(249)
Dividend income	1,649	2,287	3,217	5,294
Other income	—	33	—	70

Total investment income	7,783	7,041	14,971	14,930
Expenses:
Interest and fees on borrowings	2,666	2,545	5,032	5,248
Base management fees	963	877	1,842	1,901
Incentive fees	—	—	—	(411)
Administrator expenses	224	287	445	614
Other general and administrative expenses	411	391	709	726
Amortization of deferred financing costs	271	546	679	1,197
Professional fees	412	453	829	824
Directors’ fees	169	176	337	352

Total expenses	5,116	5,275	9,873	10,451
Management fee waiver	—	—	(879)	—

Total expenses, net of fee waivers	5,116	5,275	8,994	10,451
Income tax provision, excise and other taxes	26	35	52	87

Net investment income	2,641	1,731	5,925	4,392
Realized (Loss) Gain and Change in Unrealized (Depreciation) Appreciation
Net realized (loss) gain:
Non-controlled, non-affiliated investments	(447)	(25,719)	(3,591)	(25,505)
Non-controlled, affiliated investments	—	(909)	—	(2,474)
Controlled investments	—	—	—	(263)
Extinguishment of debt	(543)	—	(543)	—

Net realized loss	(990)	(26,628)	(4,134)	(28,242)

Net change in unrealized (depreciation) appreciation:
Non-controlled, non-affiliated investments	3,874	26,716	9,469	1,744
Non-controlled, affiliated investments	—	(1)	—	(2)
Controlled investments	2,321	12,768	6,407	(29,931)

Net change in unrealized appreciation (depreciation)	6,195	39,483	15,876	(28,189)

Net realized and unrealized gain (loss)	5,205	12,855	11,742	(56,431)
(Provision) benefit for taxes on unrealized gain/loss	(318)	(443)	(650)	26

Net increase (decrease) in net assets resulting from operations	$7,528	$14,143	$17,017	$(52,013)

Net investment income per common share:
Basic and diluted	$0.09	$0.05	$0.20	$0.14
Net increase (decrease) in net assets resulting from operations per common share:
Basic and diluted	$0.25	$0.41	$0.57	$(1.62)
Weighted average shares of common stock outstanding:
Basic and diluted	30,109	34,311	30,109	32,062

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine debt investments, which may include an associated equity component such as warrants, preferred stock, or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York City. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.FEACBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, plans and expectations concerning future offerings by the Company, including any tender offers, anticipated dividends, and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission (the “SEC”). Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the impact of COVID-19 and the availability of effective vaccines, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or our investment adviser; the ability of our investment adviser to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of our investment adviser to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell any securities of First Eagle Alternative Capital BDC, Inc., and does not constitute an offer to buy or the solicitation to sell any securities of First Eagle Alternative Capital BDC, Inc.

Investor Contact:

First Eagle Alternative Credit, LLC

Michael Herzig

(212) 829-101

michael.herzig@feim.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Kenneth Mintz

(516) 468-8019

kmintz@stantonprm.com